Exhibit 99.1

J.JILL COMPLETES

PREVIOUSLY ANNOUNCED

FINANCIAL RESTRUCTURING

TRANSACTION

September 30, 2020

- Completes organizational alignment to evolve the operating model

- Announces Proposed Reverse Stock Split

QUINCY, Mass.—(BUSINESS WIRE)— J.Jill, Inc. (NYSE JILL) (the “Company”) today provided an update on the comprehensive actions taken to evolve and position the Company for future success following the completion of the previously announced financial restructuring transaction (“Transaction”).

The Transaction, which closed on September 30, 2020, provides the Company with no less than $15 million of new capital and extends the maturity of certain participating term loan debt to May 2024. The Transaction is expected to provide J.Jill with the financial flexibility to continue to meet its obligations to its vendors in full and continue to execute on its business plan.

“We are pleased to have successfully completed this comprehensive financial restructuring, and we thank our customers, associates, vendors and landlords for the dedication and support they have given us these past few months,” said J.Jill CEO Jim Scully.

“While we were working closely with our lenders to complete our financial restructuring, we were also examining our operating model to identify efficiencies by rationalizing the number of floorsets, catalogs, and style count, allowing us to focus on our inventory management and ultimately enhance overall profitability going forward. By shifting certain roles and responsibilities and eliminating open positions, we were able to minimize furloughs and headcount reductions as we managed through these challenging times.

“Despite the ongoing challenges of the pandemic, we believe that J.Jill has the financial flexibility, with an enhanced operating model, a strong direct business, loyal customers, and a dedicated team to drive sustainable results for our shareholders,” added Mr. Scully.

In addition, the Company’s Board of Directors (“Board”), in consultation with its outside legal and financial advisors, determined that it is in the best interest of the Company’s shareholders to effectuate a reverse stock split, at a ratio to be determined by the Board that will be within a range of 1-for-3 and 1-for-10, in conjunction with the Transaction, to satisfy the New York Stock Exchange (the “NYSE”) listing requirements. The Company intends to effectuate the reverse stock split to regain compliance with the minimum price requirement of $1.00 per share for continued listing on the NYSE. In connection with the reverse stock split, the number of authorized shares of common stock of the Company will be reduced proportionately, effective concurrently with the effectiveness of the reverse stock split. The Company’s majority shareholder has taken action by written consent to approve the reverse stock split and authorized share reduction. The Company expects to file an information statement with the Securities and Exchange Commission in connection with its majority shareholder’s approval of the reverse stock split and authorized share reduction, and such actions will not become effective until at least 20 calendar days after the Company distributes the information statement.

Additional information regarding the Transaction can be found in our Current Report on Form 8-K to be filed with the Securities and Exchange Commission and available on www.sec.gov.

About J.Jill

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com.

Forward Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include those identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “outlook,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to achieve the potential benefits of the Transaction; the impact of the COVID-19 epidemic and political unrest on the Company and the economy as a whole; the Company’s ability to regain compliance with the continued listing criteria of the NYSE; the Company’s ability to execute the reverse stock split and to continue to comply with applicable listing standards; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended August 1, 2020. There can be no assurance that following the reverse stock split, if consummated, the Company’s common stock will remain above the $1.00 per share minimum for the requisite period prior to, and as of, the last day of the NYSE cure period, to regain listing compliance. In the event the Company does not regain compliance with the minimum price criteria, its common stock may be subject to delisting from the NYSE, which, in turn, will result in significant adverse effect on the value and liquidity of the Company’s common stock. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Contact:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Jessica Liddell

ICR, Inc.

jjillPR@icrinc.com

203-682-8200